UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2010

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On May 21, 2010, William A. Longbrake, a Director of First Financial Northwest, Inc. (the “Company”), and its financial institution subsidiary, First Savings Bank Northwest (“Bank”) submitted a letter of resignation from the Board of Directors. Mr. Longbrake indicated that his increased professional and personal commitments in 2010 would prevent him from being available to serve as a Director of the Company and the Bank going forward.  Mr. Longbrake’s resignation is effective May 24, 2010.  Mr. Longbrake’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company or the Bank pertaining to the Company’s or the Bank’s operations, policies or practices.  A copy of the press release announcing Mr. Longbrake’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On May 24, 2010, the Company also announced that Herman “Rob” Robinson will join the Bank as Senior Vice President, Chief Lending Officer, effective June 1, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: May 27, 2010	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer